                                Exhibit 12.2

                  REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  AND PREFERRED STOCK DIVIDEND REQUIREMENT
                       (in thousands, except ratios)

                                                                     Year Ended
                                                                      December
                                                                        1998
                                                                     ----------
EXCLUDING INTEREST ON DEPOSITS

Net income                                                              $5,091
Taxes                                                                    2,102
Other interest expense                                                   1,467
                                                                     ----------

Earnings before taxes and fixed charges                                 $8,660
                                                                     ----------
                                                                     ----------

Fixed charges per above                                                 $1,467
Preferred stock dividends                                                  112
                                                                     ----------

Fixed charges including preferred stock dividends                       $1,579
                                                                     ----------
                                                                     ----------

Ratio of earnings to fixed charges and preferred stock
  dividend requirements                                                   5.48
                                                                     ----------
                                                                     ----------

INCLUDING INTEREST ON DEPOSITS

Fixed charges, including preferred stock dividends                      $1,579
Interest on deposits                                                    12,712
                                                                     ----------

Total fixed charges and interest on deposits                           $14,291
                                                                     ----------
                                                                     ----------

Earnings before taxes and fixed charges, per above                      $8,660
Interest on deposits                                                    12,712
                                                                     ----------

Total earnings before taxes, fixed charges and
  interest on deposits                                                 $21,372
                                                                     ----------
                                                                     ----------

Ratio of earnings to fixed charges                                        1.50
                                                                     ----------
                                                                     ----------

Surplus                                                                 $7,081
                                                                     ----------
                                                                     ----------

The 1998 earnings are adequate to cover fixed charges by the amount noted above.